Banque Cantonale de Genève

CONSTRUCTION CREDIT CONTRACT

BCGE SIMPLISSIMMO

Between

SES Société d’Energie Solaire SA route de Saint-Julien 129, 1228 Plan-les-Ouates

Joint commitment :	In case of several debtors, they shall be jointly liable, in accordance with art. 143ss CO.
(hereinafter the debtor(s))
and
Banque Cantonale de Genève, Quai de l’Ile 17, 1204 Geneva
(hereinafter, the bank)
Purpose :	Financing of the construction of a trades building located at chemin du Champ-des-Filles 36, Plan-les-Ouates.
Limit:	CHF 4,800,000 (Swiss francs - four million eight hundred thousand)
Use:	In a current account for which the number will be communicated later to the debtor(s).
Interest rate:	3.250% per year, for the credit limit, variable at any given time, according to market conditions.
Commission:	0.250% per trimester, calculated on the highest debt balance during the period.
Billing:	Interests, commissions and expenses shall be calculated and entered into the account for each trimester.
Case expenses:	CHF 5,000.00 to be debited from the abovementioned current account.
Securities:
Fiduciary assignment for the full property by the debtor(s) of a mortgage note to bearer of CHF 4,800,000, 1st rank, without contest, on the distinct and permanent surface right entered on sheet 6786, granted for parcel no. 6708 of the town of Plan-les-Ouates, according to the fiduciary assignment of property for surety purposes, as attached.

The debtor(s) to this contract expressly recognize(s) that they are jointly liable for the mortgage note, assigned in trust to the bank as security for the loan granted. Assignment by the debtor(s) in favor of the bank of the income produced by leasing the financed building, according to the attached lease assignment.

Deadline:
At the end of construction, but the latest on 6/30/2008, the bank shall examine on the basis of an export report and statement of end of work, the possible consolidation of this credit by making available financing secured by mortgage notes.

In spite of the fixed deadline, this credit can be revoked at any time, by either one of the parties, in accordance with our general conditions.
Other conditions:
For the full duration of the works, the building under construction shall be sufficiently and constantly insured against fire and water damage with a company having its headquarters in Switzerland. The insurance shall also cover the civil liability risks. As such, the debtor(s) shall submit a copy of the progressive fire insurance policy covering the work site. We must be notified of any amendment to the contract or any delay in payment of a premium on the due date.

The amount of this credit is determined on the basis of a provisional financing plan, of which a final copy must be submitted to the bank, stating a total cost of CHF 10,680,000. Owner’s equity/own funds shall be for CHF 5,880,000 to be paid as a first entry into the current account or to be justified prior to using the financing.

If the project should undergo technical or financial modifications, the Karl Steiner SA company and the debtor(s) shall inform the bank as soon as possible.
Miscellaneous:	The amount of this credit shall certainly not be released if the construction permit does not go into definitive effect, of which a copy shall be submitted to the bank.
Release of the funds:
This credit shall be used as the works progress, by means of transfer orders established and signed by the debtor(s) in favor of Karl Steiner SA, in accordance with the general construction contract that the debtor(s) shall remit to the bank, in accordance with the project that has been submitted to it.

Other contractual bases:	For the rest, this contract is governed by the documents attached that form an integral part thereof and are to be returned to the bank duly dated and signed:
- duplicate of this contract;
- general conditions;
- special conditions applicable to the business guaranteed
by the building;
- fiduciary assignment of the property for security
purposes;
- construction credit opening document;
- assignment of rents.
Other documents to be remitted to the bank:	- copy of the final financial plan
- copy of the signed overall construction contract, with its attachments
- copy of the fire insurance
Other provisions:	This financing shall only be used after the valid putting in place of the securities required and compliance with all of the above points.
During the release of the credit, the bank shall withdraw expenses for the administrative formalities that arise out of it.
Acceptance date:	To go into effect, this contract must be returned to the bank signed by 12/22/2006.

The undersigned party or parties acknowledges/acknowledge that they have taken notice of all pages of this document, as well as of the general conditions of the bank, and state(s) that it/they accept all of the contractual conditions stated therein.

Geneva, 11/23/2006

Banque Cantonale de Genève The debtor(s)

/signed/	/signed/	/signed/
Luca Zuchetti	Didier Dupont	SES Société d’Energie Solaire SA
Manager	Manager	Plan-les-Ouates, 12/20/06